EXHIBIT 1

The name, present principal occupation and business address of each director and executive officer of the Reporting Persons is set forth below.

The following is a list of directors of Temasek Holdings (Private) Limited:

Name, Business Address, Position	Principal Occupation	Citizenship
Lim Boon Heng 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Chairman and Director, Temasek Holdings (Private) Limited)	Chairman, Temasek Holdings (Private) Limited	Singaporean

Cheng Wai Keung 3 Killiney Road #10-01 Winsland House 1 Singapore 239519 (Deputy Chairman and Director, Temasek Holdings (Private) Limited)	Chairman and Managing Director, Wing Tai Holdings Limited	Singaporean

Kua Hong Pak 205 Braddell Road East Wing Level 2 Singapore 579701 (Director, Temasek Holdings (Private) Limited)	Senior Advisor, ComfortDelGro Corporation Limited	Singaporean

Goh Yew Lin 50 Raffles Place #33-00 Singapore Land Tower Singapore 048623 (Director, Temasek Holdings (Private) Limited)	Managing Director, G.K. Goh Holdings Limited	Singaporean

Teo Ming Kian 250 North Bridge Road #05-01 Raffles City Tower Singapore 179101 (Director, Temasek Holdings (Private) Limited)	Chairman, Vertex Venture Holdings Ltd.	Singaporean

Marcus Wallenberg SE-106 40 Stockholm, Sweden (Director, Temasek Holdings (Private) Limited)	Chairman, Skandinaviska Enskilda Banken, Saab AB and FAM AB	Swedish

Lien Jown Leam Michael One Raffles Place (formerly known as OUB Centre) #51-00 Singapore 048616 (Director, Temasek Holdings (Private) Limited)	Executive Chairman, Wah Hin and Company Private Limited	Singaporean

Robert Bruce Zoellick c/o 1875 I Street NW 5th Floor Washington DC 20006 USA (Director, Temasek Holdings (Private) Limited)	Chairman, AllianceBernstein.	American

Chin Yoke Choong Bobby c/o 1 Joo Koon Circle #13-01 FairPrice Hub Singapore 629117 (Director, Temasek Holdings (Private) Limited)	Deputy Chairman, NTUC Enterprise Cooperative Limited	Singaporean

Ng Chee Siong Robert 11th - 12th Floors Tsim Sha Tsui Centre Salisbury Road Tsim Sha Tsui, Kowloon, Hong Kong (Director, Temasek Holdings (Private) Limited)	Chairman, Sino Land Company Ltd.	Singaporean / Hong Kong Permanent Resident

Peter Robert Voser Affolternstrasse 44 8050 Zurich Switzerland (Director, Temasek Holdings (Private) Limited)	Chairman, ABB Ltd	Swiss

Lee Ching Yen Stephen No.160 Robinson Road #13-06 SBF Center Singapore 068914 (Director, Temasek Holdings (Private) Limited)	Managing Director Great Malaysia Textile Investments Pte Ltd	Singaporean

Ho Ching 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Executive Director & CEO, Temasek Holdings (Private) Limited)	Executive Director & CEO, Temasek Holdings (Private) Limited	Singaporean
Lee Theng Kiat 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Deputy Chairman & CEO, Temasek International Pte. Ltd.)	Deputy Chairman & CEO, Temasek International Pte. Ltd.	Singaporean

Dilhan Pillay Sandrasegara

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

(Deputy CEO,

Joint Head, Enterprise Development Group,

Joint Head, Investment Group,

Joint Head, Singapore,

Head, Americas,

Temasek International Pte. Ltd.)

	Deputy CEO, Joint Head, Enterprise Development Group, Joint Head, Investment Group, Joint Head, Singapore, Head, Americas, Temasek International Pte. Ltd.	Singaporean

Chia Song Hwee

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

(President & Chief Operating Officer,

Joint Head, Investment Group,

Joint Head, Portfolio Management Group,

Joint Head, Singapore,

Temasek International Pte. Ltd.)

	President & Chief Operating Officer, Joint Head, Investment Group, Joint Head, Portfolio Management Group, Joint Head, Singapore, Temasek International Pte. Ltd.	Singaporean

Jonathon Revill Christopher Allaway 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Chief Technology Officer, Temasek International Pte. Ltd.)	Chief Technology Officer, Temasek International Pte. Ltd	Australian
Syed Fidah Bin Ismail Alsagoff 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard, Singapore 238891 (Head, Life Sciences, Temasek International Pte. Ltd.)	Head, Life Sciences, Temasek International Pte. Ltd.	Singaporean

MichaeI John Buchanan

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard,

Singapore 238891

(Head, Strategy,

Senior Managing Director,

Portfolio Strategy & Risk Group,

Head, Australia & New Zealand,

Temasek International Pte. Ltd.)

	Head, Strategy, Senior Managing Director, Portfolio Strategy & Risk Group, Head, Australia & New Zealand, Temasek International Pte. Ltd.	Australian
Chan Wai Ching 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard, Singapore 238891 (Joint Head, Corporate Development Group, Head, Organisation & People, Temasek International Pte. Ltd.)	Joint Head, Corporate Development Group, Head, Organisation & People, Temasek International Pte. Ltd.	Singaporean

Gregory Lynn Curl 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (President, Temasek International Pte. Ltd.)	President, Temasek International Pte. Ltd.	American

Luigi Feola 23 King Street London SW1Y6QY United Kingdom (Senior Managing Director, Europe, Joint Head, Consumer, Temasek International (Europe) Limited)	Senior Managing Director, Europe, Joint Head, Consumer, Temasek International (Europe) Limited	Italian

Nagi Adel Hamiyeh

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

(Joint Head, Enterprise Development Group,

Joint Head, Consumer,

Joint Head, Industrials,

Head, Real Estate,

Head, Africa & Middle East,

Temasek International Pte. Ltd.)

	Joint Head, Enterprise Development Group, Joint Head, Consumer, Joint Head, Industrials, Head, Real Estate, Head, Africa & Middle East, Temasek International Pte. Ltd.	Singaporean

Hu Yee Cheng Robin 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Head, Sustainability & Stewardship Group, Temasek International Pte. Ltd.)	Head, Sustainability & Stewardship Group, Temasek International Pte. Ltd.	Singaporean
Uwe Krueger 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Head, Business Services, Senior Managing Director, Portfolio Management, Temasek International Pte. Ltd.)	Head, Business Services, Senior Managing Director, Portfolio Management, Temasek International Pte. Ltd.	German
Ravi Lambah 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Head, Telecom, Media & Technology, Joint Head, India, Temasek International Pte. Ltd.)	Head, Telecom, Media & Technology, Joint Head, India, Temasek International Pte. Ltd.	Maltese
Leong Wai Leng 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Chief Financial Officer, Joint Head, Corporate Development Group, Temasek Holdings (Private) Limited)	Chief Financial Officer, Joint Head, Corporate Development Group, Temasek Holdings (Private) Limited	Singaporean
John William Marren 101 California St., Suite 3700 San Francisco, CA 94111 United States of America (Senior Managing Director, North America, Temasek International (USA) LLC)	Senior Managing Director, North America, Temasek International (USA) LLC	American
Pek Siok Lan 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (General Counsel, Temasek International Pte. Ltd.)	General Counsel, Temasek International Pte. Ltd.	Singaporean
Png Chin Yee 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard, Singapore 238891 (Head, Financial Services, Senior Managing Director, China, Temasek International Pte. Ltd.)	Head, Financial Services, Senior Managing Director, China, Temasek International Pte. Ltd.	Singaporean

Rohit Sipahimalani 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Joint Head, Portfolio Strategy & Risk Group, Joint Head, India, Temasek International Pte. Ltd.)	Joint Head, Portfolio Strategy & Risk Group, Joint Head, India, Temasek International Pte. Ltd.	Singaporean

Tan Chong Lee

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

(President,

Joint Head, Portfolio Management Group,

Head, Europe,

Head, South East Asia,

Temasek International Pte. Ltd.)

	President, Joint Head, Portfolio Management Group, Head, Europe, Head, South East Asia, Temasek International Pte. Ltd.	Singaporean

Teo Juet Sim Juliet

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

(Head, Transportation & Logistics,

Senior Managing Director,

Portfolio Management,

Temasek International Pte. Ltd.)

	Head, Transportation & Logistics, Senior Managing Director, Portfolio Management, Temasek International Pte. Ltd.	Singaporean

Alan Raymond Thompson

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

(Head, Private Equity & Fund Investments Senior, Managing Director, Enterprise Development Group,

Temasek International Pte. Ltd.)

	Head, Private Equity & Fund Investments, Senior Managing Director, Enterprise Development Group, Temasek International Pte. Ltd.	Singaporean
Benoit Louis Marie Francois Valentin 23 King Street London SW1Y 6QY United Kingdom (Senior Managing Director, Europe, Joint Head, Industrials, Temasek International (Europe) Limited)	Senior Managing Director, Europe, Joint Head, Industrials, Temasek International (Europe) Limited	French
John Joseph Vaske 375 Park Avenue, 14th Floor New York, New York 10152 United States of America (Joint Head, North America, Temasek International (USA) LLC)	Joint Head, North America, Temasek International (USA) LLC	American
Wu Yibing 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Joint Head, Portfolio Strategy & Risk Group, Joint Head, China, Temasek International Pte. Ltd.)	Joint Head, Portfolio Strategy & Risk Group, Joint Head, China, Temasek International Pte. Ltd.	American

The following is a list of the executive officers and directors of Tembusu Capital Pte. Ltd.:

Name, Business Address, Position	Present Principal Occupation	Citizenship
Goh Bee Kheng (Grace) c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Managing Director, Finance Temasek International Pte. Ltd.	Singaporean
Cheong Kok Tim c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Managing Director, Legal & Regulatory, Temasek International Pte. Ltd.	Singaporean

The following is a list of the executive officers and directors of Thomson Capital Pte. Ltd.:

Name, Business Address, Position	Present Principal Occupation	Citizenship
Lim Siew Lee Sherlyn c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Managing Director, Organisation & People Temasek International Pte. Ltd.	Singaporean
Poy Weng Chuen c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Director – Finance, Temasek International Pte. Ltd.	Singaporean

The following is a list of the executive officers and directors of Dahlia Investments Pte. Ltd.:

Name, Business Address, Position	Present Principal Occupation	Citizenship
Poy Weng Chuen c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Director – Finance, Temasek International Pte. Ltd.	Singaporean
Lee Chee Kong c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Director – Risk Management Temasek International Pte. Ltd.	Singaporean